Exhibit 10.10

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the ___ day of ______, 2019, by and between Sphere 3D Corp., an Ontario corporation (the “Company”) and __________ (the “Recipient”).

A. The Company and Recipient are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. Recipient wishes to purchase from the Company, and the Company wishes to sell and issue to Recipient, upon the terms and conditions stated in this Agreement, an aggregate of ______ shares of the Company’s Common Stock, no par value (“Common Stock”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New
York City are open for the general transaction of business.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Nasdaq” means The NASDAQ Capital Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“SEC Filings” means the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act since the filing of the 10-K.

“Shares” means the shares of Common Stock to be purchased by Recipient hereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), Recipient shall purchase, and the Company shall sell and issue to Recipient, the Shares in exchange for the satisfaction of certain amounts payable to Recipient by the Company as of the date hereof and additional amounts that may become payable hereafter (collectively, the “Obligations”), as follows:

(a)	The aggregate amount of the Obligations shall be reduced by the cash proceeds actually received by Recipient from the sale by Recipient of the Shares (the “Sale Proceeds”).

(b)
If the Sale Proceeds are insufficient to reduce the Obligations to zero, then the Company shall remain obligated to pay the remaining Obligations to Recipient in cash or additional Company common stock, as agreed upon between the parties.

(c)
If, after Recipient’s sale of all of the Shares, the Sale Proceeds exceed the amount of the Obligations, then Recipient shall retain the excess Sale Proceeds and apply payment against future services invoiced.

For the avoidance of doubt, the issuance and sale to Recipient of the Shares shall not release or relieve the Company of its obligation to pay the Obligations to Recipient unless and until Recipient sells the Shares (and in such case only to the extent of the cash proceeds actually received by Recipient therefor) in accordance with Section 6 below.

3. Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares and the other transactions contemplated hereby shall take place at a closing (the “Closing”) to be held on the date hereof (the “Closing Date”), at the offices of Sphere 3D, or at such other location and on such other date as the Company and Recipient shall mutually agree; provided, however, that to the extent possible pursuant to applicable law, the Closing may take place by exchange of executed documents by facsimile or email transmission. At the Closing, the Company shall deliver to Recipient a certificate or certificates or Direct Registration Statement representing the number of Shares purchased by such Recipient against receipt of such funds.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to Recipient that:

4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on the Company or its business.

4.2 Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.4 Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Amended and Restated Articles of Incorporation of the Company, as amended and as in effect as of the date hereof, or the Company’s Amended and Restated Bylaws, as amended and as in effect as of the date hereof, or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties.

4.5 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or Recipient for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.6 Private Placement. Assuming the accuracy of Recipient’s representations and warranties set forth in Section 5 hereof, the offer and sale of the Shares to Recipient as contemplated hereby is exempt from the registration requirements of the 1933 Act.

Recipient acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4 and in Section 8. Recipient further acknowledges and agrees that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information received by Recipient which constitutes or may be deemed to constitute a projection, estimate or other forecast and certain business plan information, except that such information was prepared in good faith and based upon assumptions that the Company believes to have been reasonable at the time such information, if any, was provided to Recipient.

5.    Representations and Warranties of Recipient. Recipient hereby represents and warrants to the Company that:

5.1 Organization and Existence. Recipient is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

5.2 Authorization. The execution, delivery and performance by Recipient of this Agreement have been duly authorized and this Agreement will constitute the legal, valid and binding obligation of Recipient, enforceable against Recipient in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Consents. All consents, approvals, orders and authorizations by any third party, corporate body or authority required on the part of Recipient in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof. The execution and performance of this Agreement does not violate any decision by any court, arbitrator or governmental authority or agreement or obligation binding on Recipient. There is no claim, lawsuit, arbitral proceeding, investigation or other proceeding pending or threatened in writing against Recipient before any court, arbitral tribunal or governmental authority which in any manner challenges or seeks to prevent, alter or delay Recipient’s ability to consummate the transactions contemplated by this Agreement.

5.4 Purchase Entirely for Own Account. The Shares will be acquired for Recipient’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Recipient has no arrangement or understanding with any other Persons regarding the distribution of the Shares in violation of the 1933 Act or any applicable state securities law without prejudice, however, to Recipient’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a covenant, representation or warranty by Recipient to hold the Shares for any period of time. Recipient is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.5 Investment Experience. Recipient acknowledges that it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.

5.6 Disclosure of Information. Recipient has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Recipient acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by Recipient shall modify, limit or otherwise affect Recipient’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7 Restricted Securities. Recipient understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.9    Accredited Investor.     Recipient is an accredited investor as defined in Rule
501(a) of Regulation D, as amended, under the 1933 Act. Recipient was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or Recipient for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Recipient.

5.11 Beneficial Ownership. Immediately following Recipient’s purchase of the Shares hereunder, Recipient, together with its Affiliates, will not beneficially own or be deemed the beneficial owner of more than 19.999% of all such Common Stock and other voting securities of the Company. For the purposes of this Section 5.12, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act.

The Company acknowledges and agrees that Recipient has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in this Section 5 and in Section 8.

6. Sale of Shares. Recipient agrees that it will not, without the prior written consent of the Company, on any given trading day (each a “Sale Date”), sell more than 10% of the aggregate average daily trading volume of the Common Shares on Nasdaq for the ten (10) trading days ending on the day that is two trading days immediately preceding the Sale Date.

7. Removal of Legends. Upon the sale or other disposition of any Shares by Recipient pursuant to Rule 144 or any other exemption under the 1933 Act such that the purchaser acquires freely tradable securities, upon the written request of Recipient, the Company shall (1) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing such Shares without legends upon receipt by the Transfer Agent of the legended certificate(s) for such Shares, together with a customary representation by Recipient that Rule 144 or such other exemption under the 1933 Act applies to such Shares, and (2) if required by the Transfer Agent, cause the Company’s counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.

8. Conflicts Disclosures Regarding Proposed Transaction and Financial Interest of Counsel. Recipient’s acquisition of a financial interest in the Company or any successor thereto, presents conflicts of interest issues and other possible adverse consequences that the Company should consider. Of course, Recipient is not counseling the Company as to the terms of Recipient’s financial arrangements as to its acquisition of equity interests or its fees since Recipient is clearly the “other party.” As to that subject, Recipient urges the Company to seek the advice of an independent lawyer of its choice, and the Company has informed Recipient that the Company has had reasonable opportunity to do so.

In particular, in considering whether to enter into this Agreement, the Company should evaluate whether the terms of this Agreement are fair and reasonable to the Company. Attorneys often have confidential information of their clients which other parties typically doing business with those clients might not have. The Company should consider whether it has provided Recipient with any confidential information that might somehow give Recipient an unfair advantage and how that affects the Company’s willingness to enter into this arrangement and, if so, to register any concerns with Recipient prior to its entry into this Agreement. If, after such further consideration, the Company has any remaining concerns (whether about the fairness or reasonableness of the terms hereof, the effect of the proposed interest on Recipient’s independence or judgment or any other matter), the Company should raise them with Recipient and its other independent counsel prior to entry into this Agreement.

If the Company accepts the proposed terms of this Agreement and provisions for payments “in equity,” the financial equity interest that Recipient acquires or might acquire also may create potential conflicts or appearances of conflicts in the future. To the extent Recipient has a financial interest as an investor, there could be a perception that Recipient’s loyalty to the Company is compromised or that Recipient’s judgment regarding the Company’s other matters is affected. For these and other reasons, the Company has assured Recipient that it will rely on its own financial/valuation advisor or others, not Recipient, as to the appropriate valuation of the Shares.

A perspective as an investor might also be viewed as influencing an objective analysis of disclosure issues – arguably in either direction – or as inducing an unwarranted “getting the deal done” mentality. Recipient’s own policies and certain laws may also require that Recipient’s financial interest in the Company be disclosed, for example, in offering circulars and prospectuses with which Recipient may assist the Company or is named as counsel, as well as in opinions Recipient renders to third parties on behalf of the Company. In addition, communications with Recipient in our capacity as investors will not enjoy an attorney-client privilege.

Recipient instructs its attorneys that they should never let Recipient’s, or their own, financial interest in the equity of Recipient’s client influence their independent legal judgments as Company counsel, and Recipient confirms to the Company that it does not believe its ownership interest will affect its independent professional judgment. The Company is entitled to Recipient’s loyalty and should feel confident that there is no unacceptable conflict of interest between Recipient and the Company. By executing this Agreement the Company: (a) consents to, and waives all claims arising from, any conflicts that are inherent in or may arise out of the transactions contemplated by this Agreement, Recipient’s engagement as counsel for the Company under the Engagement Letter and any future implications those relationships and interests may have in any other engagements for the Company; and (b) understands that Recipient might be unable to represent the Company on future transactions or litigation in which the interests of investors differ materially from those of the Company, because of conflicts or other concerns about Recipient’s loyalty, objectivity, or independent judgment, arising out of Recipient’s financial interest. If Recipient withdraws from the representation, the Company will need other counsel, at additional expense and possible delay of its schedule.

If the Company has any concern that Recipient’s objectivity in representing the Company will be affected in any way by the transactions described in this Agreement, then the Company should not enter into this Agreement.

9.    Miscellaneous.

9.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

9.2 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Stock” shall be deemed to refer to the securities received by Recipient in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, including, without limitation, any attorney-client relationship between Recipient and any party to a merger, consolidation, share exchange or similar business combination transaction with the Company in which the Common Stock is converted into the equity securities of another Person.

9.3 Counterparts; Faxes. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or other electronic imaging means, which shall be deemed an original.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (a) receipt of such notice by Recipient or (b) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sphere 3D Corp.
4542 Ruffner Street, Suite 250
San Diego, California 92111
Attention: Peter Tassiopoulos, Chief Executive Officer

If to Recipient:

9.6 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated. In the event that legal proceedings are commenced by any party to this Agreement against the other party to this Agreement in connection with this Agreement, the party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Recipient. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Arbitration and Waiver of Jury Trial. This Agreement will be governed by the internal law, and not the law pertaining to choice or conflict of laws, of the State of California, except to any extent required by applicable law or rules of professional conduct; provided, however, that to the extent any provision of the laws of the State of California or otherwise conflict with the Federal Arbitration Act (“FAA”) and case law interpreting the FAA, the FAA will govern.

(a) As a material part of this Agreement, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement will be determined exclusively by confidential, final and binding arbitration, in accordance with the then existing Comprehensive Arbitration Rules and Procedures of JAMS, in the City of Los Angeles. Disputes, claims and controversies subject to final and binding arbitration include, without limitation, all those that otherwise could be tried in court to a judge or jury in the absence of this agreement to arbitrate. Such disputes, claims and controversies include, without limitation, claims relating to or arising out of the Company’s or Recipient’s performance under this Agreement. By agreeing to submit all such disputes, claims and controversies to binding arbitration, each of the parties expressly waives any rights to have such matters heard or tried in court before a judge or jury or in another tribunal. Any award will be final, binding and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award can be entered in any state or federal court having jurisdiction thereof.

(b) The parties acknowledge and agree that any and all disputes, claims or controversies that do not arise out of or relate to the subject matter of this Agreement will be governed by the Engagement Letter.

(c) The parties understand that by agreeing to this agreement to arbitrate the Company and Recipient are waiving any right to a jury or court trial, to the extent permitted by law.

(d) Nothing herein shall limit the right of the parties to mutually stipulate and agree to conduct the arbitration before and pursuant to the then existing rules of any other agreed- upon arbitration services provider.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Company: Sphere 3D Corp.
By: ____________________________________
Name:
Title:

Recipient:
By:____________________________________
Name:
Title: